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                                                                    EXHIBIT 99.1

                                   CORE, INC.

                       VALUATION AND QUALIFYING ACCOUNTS

                                       BALANCE                           BALANCE
                                         AT     CHARGED TO                AT END
                                      BEGINNING COSTS AND  DEDUCTIONS-      OF
DESCRIPTION                           OF PERIOD  EXPENSES   DESCRIBE      PERIOD
- -----------                           --------- ---------- -----------   --------
1995
 Allowance for doubtful accounts..... $181,629   $14,375    $ 25,677(a)  $170,337
1994
 Allowance for doubtful accounts..... $174,798   $83,050    $ 76,219(a)  $181,629
1993
 Allowance for doubtful accounts..... $268,917   $67,245    $161,364(a)  $174,798
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(a) The allowance for doubtful accounts was reduced by the actual write-off of receivables which had been reserved for in previous years and deemed uncollectible.